UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Explanatory Note

Omega Protein Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 15, 2011 (the “Original Filing”) to disclose, as required by SEC regulations, the Company’s determination of the frequency of future advisory votes on executive compensation. This Amendment No. 1 does not otherwise amend or revise the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As reported in the Original Filing, at the Company’s 2011 Annual Meeting of Stockholders held on June 15, 2011, the Company’s stockholders approved, on an advisory (non-binding) basis, holding an annual advisory vote on executive compensation. Consistent with the voting results at the annual meeting, the Company has determined to hold an annual advisory (non-binding) vote on executive compensation. Accordingly, the Company will request an advisory vote on executive compensation annually through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: October 28, 2011	/s/ John D. Held
John D. Held
Executive Vice President